Exhibit 99.B.4.14 ING Life Insurance and Annuity Company
ENDORSEMENT
The Contract and the Certificate are endorsed as outlined below.
Delete item (b) Distributions under 2.06 entitled Control of Contract, and replace with the following.
(b) Distributions: A Participant may apply for a distribution from his or her Employee and/or Employer Account.
However, the Plan Administrator must certify in writing that the distribution, except for a distribution due to a financial hardship as defined by the plan, is in accordance with the terms of the Program.
Delete the first paragraph under 3.10 entitled Timing and Manner of Distributions, and replace with the following
Distribution of benefits to a Participant may be made in the form of an Annuity, as described in 4.01. In certain limited circumstances, as permitted under the terms of the Program, distribution may be made in a lump sum, as described in 3.12 and 3.13. The Participant may elect the form of distribution. All distributions, except for a distribution due to a financial hardship as defined by the plan, are subject to Plan Administrator certification in writing that the Participant is eligible, both as to the timing and the form of distribution.
Delete the first paragraph under 3.12 entitled Surrender Value, and replace with the following.
Except as otherwise provided in 3.13, a Participant may request a partial or full surrender from his or her Individual
Accounts as a Transfer to another investment provider under the SUNY optional retirement program. In certain limited circumstances, as permitted under the terms of the Program, the Participant may elect a lump sum distribution. All distributions, except for a distribution due to financial hardship as defined by the plan, are subject to
Plan Administrator certification in writing that the Participant is eligible both as to the timing and the form of distribution. Written direction from the Participant on a form acceptable to the Company must be received in the
Processing Office.
This endorsement is made a part of the Contract and Certificate effective on the later of May 1, 2004 or on a date following State Insurance Department approval.

President
ING Life Insurance and Annuity Company

ESUNY-HDSP-04